Exhibit 99.3

UPM

EUROPEAN COMMISSION COMPETITION AUTHORITIES INVESTIGATE UPM PREMISES UPM RECEIVES CONDITIONAL FULL IMMUNITY FROM COMPETITION AUTHORITIES

European Commission investigators have today visited various UPM premises in connection with a Commission investigation of alleged antitrust activities.

In spring 2003, UPM initiated an internal investigation of competitive practices in all its units. At the same time the company also implemented additional competition law compliance programmes for its employees clearly signalling zero tolerance for any antitrust activity.

On January 15, 2004, after the internal investigation and to follow sound principles of corporate governance UPM decided to approach competition authorities in the European Union, the United States and Canada.

The EU, several of its member states, and Canadian authorities have informed that UPM has received conditional full immunity with respect to certain conduct disclosed to the authorities. In the United States, where a grand jury investigation was already pending with respect to pressure sensitive labelstock business, UPM continues to cooperate with the US Department of Justice in its investigation.

Immunity requires a commitment by UPM to cooperate fully with the competition authorities. In light of ongoing investigations UPM will have no further comments.

For further information please contact:

Mr Reko Aalto-Setälä, General Counsel, tel. +358 204 150011

UPM

Corporate Communications

May 25, 2004